Contact:

Andrew M. O'Shea
Chief Financial Officer
(860) 298-0444

or

Barbara J. Cano
Adam Friedman Associates
(212) 981-2529 ext. 22

ANDERSEN GROUP STOCKHOLDERS APPROVE ACQUISITION OF COMCOR-TV
Company to Change Name to Moscow CableCom Corp.

New York New York, October 27, 2003 - Andersen Group, Inc. (NASDAQ: ANDR) today announced that its stockholders had approved the issuance of its Common Stock to Moscow Telecommunications Corporation (COMCOR) and to the stockholders of Moscow Broadband Communication Ltd (MBC), which will result in the Company acquiring 100% of ZAO ComCor-TV (CCTV), an operator of a growing cable television and Internet access network in Moscow, Russia.

Francis E. Baker, the Company's Chairman, stated "Our stockholders' approval to complete the acquisition of CCTV is a testament to their confidence in our overall program to provide our network services throughout the Central Administrative District of Moscow.  We're moving forward to close on transactions that will quadruple the number of shares of our outstanding Common Stock while allowing us to provide further funding to CCTV and expect to finalize these transactions within one month.  Operationally, CCTV continues to grow its access network to nearly 150,000 homes and has had increasing success in marketing its premium television and Internet services to subscribers in the areas in which it has built its network.  Service revenues in the third quarter were approximately double those of the same period a year ago, which demonstrates the that the market acceptance assumptions on which we have based this transaction and our investments are valid."

The Company's stockholders also approved the change of the Company's name to Moscow CableCom Corp., which more appropriately reflects the nature of the Company's business.  The Company has reserved a new ticker symbol and expects to be able to begin trading under the symbol "MOCC" on November 3, 2003.

To view the PowerPoint presented at today's Special Meeting, please refer to Andersen's Form 8-K, which has been filed this date with the SEC. The presentation provides additional details on Andersen Group's program in Moscow, as well as information related to revenue and subscriber growth at CCTV.

About Andersen Group

Andersen Group is publicly traded on the NASDAQ under the symbol "ANDR".  At present, Andersen Group is party to pending transactions that will result in the Company acquiring 100% of CCTV, a Russian company that has licenses to provide telecommunications services to 1.5 million homes and businesses in Moscow.  CCTV is using its exclusive access to COMCOR's MFON to provide broadband services including cable television and high-speed Internet access to residential and business customers, with plans to add additional services including IP-based telephony.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to Andersen Group's acquisition agreements with each of COMCOR and MBC shareholders, as well as Andersen Group's and CCTV's development, including CCTV's ability to attract new subscribers, its ability to continue to expand its network, and its ability to achieve profitability, and are based on management's best assessment of Andersen Group's and CCTV's strategic and financial position and of future market conditions and trends. These discussions involve risks and uncertainties, and the actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements include the satisfaction or waiver of all the necessary conditions precedent to closing the transactions with each of COMCOR and MBC shareholders, the risks described in Andersen Group's Annual Report on Form 10-K for the year ended February 28, 2003 and other public filings made by Andersen Group with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. Andersen Group disclaims any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments

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